Exhibit 5.1

Otter Tail Corporation
215 South Cascade Street, Box 496
Fergus Falls, MN 56538-0496

Re:	Registration Statement on Form S-3
File No. 333-116206

Ladies and Gentlemen:

     We have acted as counsel to Otter Tail Corporation, a Minnesota corporation (the “Company”), in connection with the above-captioned Registration Statement on Form S-3, as amended by Amendment No. 1 thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of securities of the Company having an aggregate initial offering price of up to $200,000,000 to be offered from time to time, and a Prospectus Supplement dated December 7, 2004 to the Prospectus dated August 30, 2004 (together, the “Prospectus”) relating to the issuance by the Company under the Registration Statement of up to 3,335,000 shares (the “Shares”) of common stock, $5.00 par value (the “Common Stock”), of the Company, which includes up to 435,000 shares of Common Stock issued solely for the purpose of covering overallotments, and the sale thereof pursuant to the Underwriting Agreement dated December 7, 2004 (the “Underwriting Agreement”) between the Company and UBS Securities LLC, for itself and as representative of Robert W. Baird & Co. Incorporated and A.G. Edwards & Sons, Inc.

     For purposes of this opinion, we have examined the following:

     (a) the Restated Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Minnesota;

     (b) the Bylaws of the Company, as amended, certified by its Secretary;

     (c) resolutions of the Board of Directors of the Company adopted on June 3, 2004, and resolutions of the Pricing Committee of the Board of Directors of the Company adopted by written action dated December 7, 2004, in each case certified by its Secretary;

     (d) the Underwriting Agreement;

     (e) the Registration Statement and the Prospectus;

     (f) a copy of the Order of the Minnesota Public Utilities Commission issued November 23, 2004, relating to the Company’s Petition to Amend its 2004 Capital Structure;

Otter Tail Corporation

     (g) the issuance instructions from the Company to the Co-Transfer Agent and Registrar dated December 13, 2004 relating to the Shares; and

     (h) a specimen of the stock certificate for the Shares.

     We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when delivered against payment therefor pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

     Our opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America.

     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions “Legal Matters” and “Validity of Securities” contained in the Prospectus.

Dated: December 13, 2004

Very truly yours,

GLT

/s/ Dorsey & Whitney LLP